Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-8 (333-11097, 333-67208, 333-120663, 333-137943 and 333-192169) and Form S-3 (333-212949 and 333-222278) of Mitcham Industries, Inc. of our report dated April 6, 2017 relating to our audits of the consolidated financial statements and the financial statement schedule, appearing in this Annual Report on Form 10-K of Mitcham Industries, Inc. for the year ended January 31, 2018.

/s/ Hein & Associates LLP

Houston, Texas
April 13, 2018